Exhibit 99.1

CapLease Announces Third Quarter 2008 Results

NEW YORK--(BUSINESS WIRE)--November 6, 2008--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the third quarter ended September 30, 2008.

Third Quarter 2008 Highlights:

  Funds from Operations of $0.26 Per Share1
  Declared Dividend of $0.20 Per Common Share
  Direct Placement of $10 Million of Common Stock Used to Reduce Debt and Borrowing Costs

1 Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.

Third Quarter 2008 Results:

For the quarter ended September 30, 2008, the Company reported total revenues of $46.1 million, compared to $46.7 million in the comparable period in 2007. Net (loss) to common stockholders for the third quarter of 2008 was $(1.9) million, or $(0.04) per share, compared to net (loss) of $(100,000), rounding to $0.00 per share, in the comparable period of 2007. Funds from operations (FFO) for the third quarter of 2008 were $11.8 million, compared to $13.3 million in the comparable period in 2007. On a per share basis, FFO was $0.26, compared to $0.29 per share in the comparable period in 2007. Third quarter 2008 results included $0.6 million, or approximately $0.01 per share, of net non-cash charges, including $1.0 million of investment losses and $0.4 million of hedge ineffectiveness income. 2007 results included $0.7 million, or approximately $0.02 per share, of a non-cash gain from debt extinguishment.

Paul McDowell, Chairman and Chief Executive Officer, stated, “Our high quality long-term leased portfolio continues to deliver solid and predictable cash flows despite the current environment. Our third quarter FFO results of $0.26 per share were in line with our expectations and keep us on track to hit our initial 2008 guidance projections we provided at the beginning of the year. Our strong balance sheet with no near term refinancing risk, combined with our long and successful track record in the single tenant net lease asset class give us strong defensive characteristics and will enable us to re-establish portfolio growth when market conditions turn.”

Investment Portfolio and Balance Sheet:

At September 30, 2008, the Company’s portfolio before depreciation and amortization was approximately $2.1 billion, with 78% invested in owned properties. The weighted average underlying tenant credit rating on the Company’s entire portfolio is A- from Standard & Poor’s, with an average tenant rating on the owned property portfolio of A. Approximately 90% of the overall portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 94% of the owned property portfolio leased to investment grade tenants. The weighted average remaining lease term on the Company’s entire portfolio is approximately 10 years, including approximately 9 years on the owned property portfolio and approximately 18 years on the leases underlying the loan portfolio. Our loan portfolio is primarily comprised of seasoned fully amortizing first mortgage loans on properties leased to investment grade tenants.

At September 30, 2008, the Company’s assets included $1.7 billion in owned real property investments before depreciation and amortization, $288 million in loan investments, and $165 million in commercial mortgage-backed securities. The Company’s portfolio was financed with long-term fixed rate mortgage and CDO and other secured term debt of $1.4 billion, and $198 million of three-year term floating rate borrowings. We continue to hedge our debt cost associated with the longer-term financing we expect to issue on the assets securing our three-year floating rate facility.

CapLease has no short-term financing on any of its portfolio assets. In addition, 88% of our debt is fixed rate.

Nine Month Results:

For the nine months ended September 30, 2008, the Company reported total revenues of $138.9 million, compared to total revenues of $125.7 million in the comparable period of 2007. FFO for the nine months 2008 was $35.4 million, or $0.78 per share, compared to FFO of $29.9 million, or $0.75 per share, in the comparable period of 2007. Net (loss) to common stockholders for the nine months ended September 30, 2008 was $(5.1) million, or $(0.11) per share, compared to net (loss) of $(4.2) million, or $(0.11) per share, in the comparable period of 2007.

Dividends:

In the third quarter of 2008, the Company declared a cash dividend on its common stock in the amount of $0.20 per share. The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2008 Guidance:

CapLease is affirming its previously disclosed full year 2008 guidance ranges of $1.07 to $1.10 of FFO per share and $(0.12) to $(0.09) of earnings per share (EPS).

The Company’s guidance estimates assume no additions to the portfolio in 2008. Our guidance estimates also assume no additional capital raising activities, no gain on sale or portfolio impairments and no other gains or charges that may occur during the year, and include assumptions with respect to the level of property operating expenses and general and administrative expenses. For example, our guidance estimates exclude the impact of net non-cash hedge charges and losses on investments during the year.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s third quarter 2008 results at 10:00 a.m. (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (800) 388-8975 or (913) 905-1084 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 1:00 p.m. (Eastern Time) today by dialing (888) 203-1112 or (719) 457-0820 for international participants and entering passcode 8717497. The replay will be available until midnight November 20, 2008.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash or non-recurring items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, above or below market rent amortization and stock-based compensation, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2008, CAD has been adjusted to exclude the non-cash hedge ineffectiveness net charges during the year.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  our ability to implement our long-term financing strategy, including to obtain long-term financing for our asset investments at the spread levels and in the time frame we project;
  adverse changes in the financial condition of the tenants underlying our investments;
  increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses;
  changes in our industry, the industries of our tenants, interest rates or the general economy; and
  the success of our hedging strategy.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Operations
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(Amounts in thousands, except per share amounts)	2008	2007	2008	2007
Revenues:
Rental revenue	$34,441	$34,333	$103,376	$90,930
Interest income from loans and securities	8,664	9,264	26,531	26,248
Property expense recoveries	2,827	2,990	8,430	8,107
Other revenue	197	123	603	417
Total revenues	46,129	46,710	138,940	125,702
Expenses:
Interest expense	24,661	25,672	73,455	71,671
Property expenses	4,937	4,598	14,623	13,586
(Gain) loss on derivatives	(444)	2	1,418	(288)
Loss on investments	671	–	671	–
Impairment loss on investments	354	–	354	372
General and administrative expenses	2,775	2,757	9,021	8,357
General and administrative expenses-stock based compensation	621	327	1,682	1,133
Depreciation and amortization expense on real property	13,688	13,414	40,557	34,083
Loan processing expenses	80	76	207	228
Total expenses	47,343	46,846	141,988	129,142
Gain on extinguishment of debt	–	741	–	1,363
Income (loss) before minority interest and taxes	(1,214)	605	(3,048)	(2,077)
Minority interest in consolidated entities	11	1	29	26
Income (loss) from continuing operations	(1,203)	606	(3,019)	(2,051)
Income (loss) from discontinued operations	–	–	–	(17)
Net income (loss)	(1,203)	606	(3,019)	(2,068)
Dividends allocable to preferred shares	(711)	(711)	(2,133)	(2,133)
Net (loss) allocable to common stockholders	$(1,914)	$(105)	$(5,152)	$(4,201)

Earnings per share:
Net (loss) per common share, basic and diluted	$(0.04)	$(0.00)	$(0.11)	$(0.11)
Weighted average number of common shares outstanding, basic and diluted	45,555	45,602	44,902	39,472
Dividends declared per common share	$0.20	$0.20	$0.60	$0.60
Dividends declared per preferred share	$0.51	$0.51	$1.52	$1.52

CapLease, Inc. and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007

(Amounts in thousands, except share and per share amounts)	As Of September 30, 2008	As Of December 31, 2007
Assets
Real estate investments, net	$1,524,146	$1,563,570
Loans held for investment	287,992	269,293
Commercial mortgage-backed securities	165,058	198,187
Cash and cash equivalents	29,028	34,047
Asset held for sale	–	5,413
Structuring fees receivable	2,047	2,576
Other assets	87,953	85,183
Total Assets	$2,096,224	$2,158,269
Liabilities and Stockholders' Equity
Mortgages on real estate investments	$975,710	$983,769
Collateralized debt obligations	268,255	268,227
Repurchase agreement obligations	–	232,869
Credit facility	198,197	–
Secured term loan	125,247	129,521
Convertible senior notes	75,000	75,000
Other long-term debt	30,930	30,930
Intangible liabilities on real estate investments	49,911	51,811
Accounts payable, accrued expenses and other liabilities	32,437	24,233
Dividends and distributions payable	10,217	9,634
Total Liabilities	1,765,904	1,805,994
Minority interest	1,436	2,616
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 1,400,000 shares issued and outstanding	33,657	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 47,373,396 and 44,350,330 shares issued and outstanding, respectively	474	444
Additional paid in capital	331,288	341,578
Accumulated other comprehensive (loss)	(36,535)	(26,020)
Total Stockholders' Equity	328,884	349,659
Total Liabilities and Stockholders' Equity	$2,096,224	$2,158,269

CapLease, Inc. and Subsidiaries
Reconciliation of Net Loss to Funds from Operations and Cash Available for Distribution
(unaudited)
For the three and nine months ended September 30, 2008 and 2007

	For the Three Months Ended September 30		For the Nine Months Ended September 30
(Amounts in thousands, except per share amounts)	2008	2007	2008	2007
Net loss allocable to common stockholders	$(1,914)	$(105)	$(5,152)	$(4,201)
Add (deduct):
Minority interest–OP units	(11)	(1)	(29)	(26)
Depreciation and amortization expense on real property	13,688	13,414	40,557	34,083
Funds from operations	11,763	13,308	35,376	29,856
Add (deduct):
Straight-lining of rents	(1,290)	(4,579)	3,775	(3,252)
(Gain) loss on derivatives-hedge ineffectiveness	(444)	–	908	277
General and administrative expenses-stock based compensation	621	327	1,682	1,133
Amortization of above and below market leases	359	359	1,077	382
Routine capital expenditures on real estate investments	(78)	(119)	(94)	(336)
Fees paid in connection with bridge-debt financing	–	–	–	2,632
Gain on extinguishment of debt	–	(741)	–	(1,363)
Cash available for distribution	$10,931	$8,555	$42,724	$29,329

Weighted average number of common shares oustanding, basic and diluted	45,555	45,602	44,902	39,472
Weighted average number of OP units outstanding	239	263	255	263
Weighted average number of common shares and OP units outstanding, diluted	45,794	45,865	45,157	39,735
Net (loss) per common share, basic and diluted	$(0.04)	$(0.00)	$(0.11)	$(0.11)
Funds from operations per share	$0.26	$0.29	$0.78	$0.75
Cash available for distribution per share	$0.24	$0.19	$0.95	$0.74

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com